EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                           MARCH 10, 2015

TANDY LEATHER FACTORY REPORTS 2014 EARNINGS UP 6% OVER 2013
PROVIDES SALES AND EARNINGS GUIDANCE FOR 2015

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the fourth quarter and year ended December 31, 2014.  A conference call will be conducted by senior management at 12:30 p.m. Eastern Time on March 10, 2015.  Dial-in details have been provided previously.

Consolidated net income for the quarter was $2.5 million, matching consolidated net income for the fourth quarter of 2013.  Fully diluted earnings per share for the quarter were $0.24, the same as that for the same quarter of the previous year.  Total sales for the quarter ended December 31, 2014 increased 13% to $24.5 million from $21.5 million for the fourth quarter of 2013.  Consolidated sales for the year ended December 31, 2014 were $83.4 million, up 7% from 2013 sales of $78.3 million.  Consolidated net income for 2014 was $7.7 million or $0.75 per fully-diluted share versus $7.3 million or $0.71 per fully-diluted share for 2013.

Sales in the Retail Leathercraft division for the fourth quarter of 2014 increased $2.5 million over the previous year's fourth quarter, representing a 19% improvement.  Same stores sales increased 16% over the fourth quarter of 2013.  Eighty-two Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2014, compared to seventy-nine retail stores a year earlier.  For the year, Retail Leathercraft’s sales increased $4.8 million, or 10%, over 2013. Same store sales for the year increased 8% compared to 2013.

Fourth quarter sales for the Wholesale Leathercraft division increased $260,000 over the same quarter of 2013, a 3% improvement.  Same store sales increased 8% while national account sales were down 100% for the quarter.  Twenty-eight Leather Factory wholesale stores comprised Wholesale Leathercraft’s operations on December 31, 2014, compared to twenty-nine stores a year earlier.  For the year, Wholesale Leathercraft’s sales were down $99,000, or 0.4%.  2014 same store sales increased 4% while sales to national accounts were down 72%.  National Account sales ended in April 2014, and represented only 1% of the division’s sales in 2014 and 0.4% of total company sales.

International Leathercraft’s fourth quarter sales increased $148,000 over the same quarter of 2013, a 14% improvement.  For the year, International Leathercraft’s sales increased 11% to $4.3 million from $3.9 million in 2013.  All three stores in the segment have been opened for both periods, so same store sales for the quarter and year were the same as the segment’s sales.  Three stores comprised International Leathercraft’s operations on December 31, 2014 and 2013.

Consolidated gross profit margin for the fourth quarter was 59.1%, declining from 63.9% from 2013’s fourth quarter.  For 2014, consolidated gross profit margin was 62.5%, declining slightly from the previous year's gross profit margin of 63.0%.  Consolidated operating expenses for the fourth quarter of 2014 were 43.2% of sales, increasing $695,000 or 7.0% over the same quarter of 2013.  Operating expenses totaled 48.1% of sales for 2014, increasing $2.1 million, or 5.5% over 2013.

Jon Thompson, Chief Executive Officer, commented, "We performed well in 2014, with strong sales and increased earnings over last year.  We tried some new things this year – ramping up our inventory earlier in the year in anticipation of a strong fourth quarter, exceptional Black Friday offers, and a heavier investment in advertising and marketing.  Overall, we believe everything worked.  But we sacrificed some earnings as a result.  In 2015, we hope to make some adjustments to continue the positive sales trend, but with less impact on gross profit margins and earnings.”

Shannon Greene, Chief Financial Officer and Treasurer, added, “We met our revenue and earnings guidance for 2014 and ended the year with a reasonable inventory level.  We more than doubled our cash on hand in the 4th quarter, even after paying down $2.5 million on our line of credit in December.  Looking forward into 2015, we paid off our line of credit in February, expect to open 2-3 new stores, and are analyzing our inventory investment and expense control goals in order to maximize earnings.”

Financial Outlook:

The following statements are based on TLF's current expectations as of March 10, 2015.  These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

The Company expects to open 2-3 stores in 2015 in the US.  Estimated consolidated net sales for 2015 will be in the range of $88-$89 million.  EPS for 2015 are expected to be in the range of $0.79 to $0.80.  Average shares outstanding, both basic and diluted, in 2015 are estimated to be approximately 10.2 million.  The Company assumes an effective tax rate for the year between 35% and 36%.andy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 28 Leather Factory stores, located in 18 states and 3 Canadian provinces, 82 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and three combination wholesale/retail stores located in the United Kingdom, Australia, and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or shannon.greene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 12/31/14		Quarter Ended 12/31/13
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$7,709,704	$1,720,505	$7,449,618	$1,987,197
Retail Leathercraft	15,579,134	1,905,845	13,065,315	1,783,725
International Leathercraft	1,182,767	151,812	1,034,208	123,591
Total Operations	$24,471,605	$3,778,162	$21,549,141	$3,894,513

	Year Ended 12/31/14		Year Ended 12/31/13
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$27,285,884	$5,300,413	$27,384,614	$4,840,416
Retail Leathercraft	51,805,944	6,077,345	46,995,902	6,026,731
International Leathercraft	4,339,084	580,271	3,904,069	399,643
Total Operations	$83,430,912	$11,958,029	$78,284,585	$11,266,790

Wholesale Leathercraft	Quarter Ended 12/31/14		Quarter Ended 12/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	28	$7,674,739	28	$7,079,454
Closed store	1	34,965	1	148,437
National account group	-	-	-	221,727
Total Sales – Wholesale Leathercraft	28	$7,709,704	28	$7,449,618

	Year Ended 12/31/14		Year Ended 12/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	28	$26,533,991	28	$25,527,928
Closed store	1	403,244	1	597,087
National account group	-	348,649	-	1,259,599
Total Sales – Wholesale Leathercraft	28	$27,285,884	28	$27,384,614

Retail Leathercraft	Quarter Ended 12/31/14		Quarter Ended 12/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	76	$14,923,849	76	$12,835,313
New store sales	6	655,285	3	67,031
Closed store sales	-	-	2	162,971
Total Sales – Retail Leathercraft	82	$15,579,134	79	$13,065,315

	Year Ended 12/31/14		Year Ended 12/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	76	$50,009,918	76	$46,286,421
New store sales	6	1,796,026	3	67,032
Closed store sales	-	-	2	642,449
Total Sales – Retail Leathercraft	82	$51,805,944	79	$46,995,902

International Leathercraft	Quarter Ended 12/31/14		Quarter Ended 12/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	3	$1,182,767	3	$1,034,208
New store sales	-	-	-	-
Total Sales – International Leathercraft	3	$1,182,767	3	$1,034,208

	Year Ended 12/31/14		Year Ended 12/31/13
	# of stores	Sales	# of stores	Sales
Same store sales	3	$4,339,084	3	$3,904,069
New store sales	-	-	-	-
Total Sales – International Leathercraft	3	$4,339,084	3	$3,904,069

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

	Three Months		Twelve Months
	2014 (unaudited)	2013	2014 (unaudited)	2013
NET SALES	$24,471,605	$21,549,141	$83,430,912	$78,284,585

COST OF SALES	10,016,886	7,773,010	31,306,155	28,956,561

Gross Profit	14,454,719	13,776,131	52,124,757	49,328,024

OPERATING EXPENSES	10,576,557	9,881,618	40,166,728	38,061,234

INCOME FROM OPERATIONS	3,878,162	3,894,513	11,958,029	11,266,790

Interest expense	71,217	48,104	225,584	206,763
Other, net	(30,962)	(21,932)	(75,165)	(160,732)
Total other expense	40,255	26,172	150,419	46,031

INCOME BEFORE INCOME TAXES	3,837,907	3,868,341	11,807,610	11,220,759

PROVISION FOR INCOME TAXES	1,379,445	1,380,130	4,100,689	3,955,042

NET INCOME	$2,458,462	$2,488,211	$7,706,921	$7,265,717

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
Basic	$0.24	$0.24	$0.76	$0.71
Diluted	$0.24	$0.24	$0.75	$0.71

NET INCOME PER COMMON SHARE:
Basic	$0.24	$0.24	$0.76	$0.71
Diluted	$0.24	$0.24	$0.75	$0.71

Weighted Average Number of Shares Outstanding:
Basic	10,210,933	10,198,733	10,203,063	10,176,492
Diluted	10,244,127	10,233,009	10,241,121	10,216,438

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/14 (unaudited)	12/31/13
ASSETS
CURRENT ASSETS:
Cash	$10,636,530	$11,082,679
Accounts receivable-trade, net o fallowance for doubtful accounts of $400 and $1,000 in 2014 and 2013, respectively	625,054	762,405
Inventory	32,875,492	26,300,830
Prepaid income taxes	336,828	-
Deferred income taxes	371,491	309,533
Prepaid expenses	1,348,652	1,609,644
Other current assets	157,758	478,593
Total current assets	46,351,805	40,543,684

PROPERTY AND EQUIPMENT, at cost	22,199,943	20,290,990
Less accumulated depreciation and amortization	(7,037,665)	(5,863,280)
	15,162,278	14,427,710

GOODWILL	971,786	981,985
OTHER INTANGIBLES, net of accumulated amortization of $665,000 and $622,000 in 2014 and 2013, respectively	58,026	103,228
OTHER assets	329,979	341,959
	$62,873,874	$56,398,566

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,255,218	$1,884,637
Accrued expenses and other liabilities	5,394,514	5,808,882
Income taxes payable	-	272,198
Current maturities of long-term debt	3,702,500	202,500
Total current liabilities	10,352,232	8,168,217

DEFERRED INCOME TAXES	1,458,005	1,212,557

LONG-TERM DEBT, net of current maturities	1,940,625	2,396,250
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized,
11,239,157 and 11,192,356 shares issued at 2014 and 2013, 10,245,534 and 10,198,733 outstanding at 2014 and 2013, respectively	26,984	26,862
Paid-in capital	6,013,325	5,892,907
Retained earnings	46,664,829	41,507,592
Treasury stock at cost (993,623 shares at 2014 and 2013Se	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	(688,058)	88,249
Total stockholders' equity	49,123,012	44,621,542
	$62,873,874	$56,398,566

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

	2014 (unaudited)	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,706,921	$7,265,717

Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	1,436,624	1,194,612
Loss on disposal or abandonment of assets	18,820	109,222
Non-cash stock-based compensation	67,818	11,686
Deferred income taxes	183,490	445,977
Other	(727,665)	(261,908)
Net changes in assets and liabilities, net of effect of
business acquisitions:
Accounts receivable-trade, net	137,351	60,367
Inventory	(6,574,662)	(438,046)
Income taxes	(609,026)	158,493
Prepaid expenses	260,992	(833,181)
Other current assets	320,835	(325,143)
Accounts payable-trade	(629,419)	272,010
Accrued expenses and other liabilities	(414,368)	(119,916)
Total adjustments	(6,529,210)	274,173
Net cash provided by operating activities	1,177,711	7,539,890

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,204,190)	(3,770,022)
Proceeds from sale of assets	20,936	5,343
Decrease (increase) in other assets	11,980	(5,264)
Net cash (used in) provided by investing activities	(2,171,274)	(3,769,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in revolving credit loans	3,500,000	-
Payments on notes payable and long-term debt	(455,625)	(506,250)
Payment of dividend	(2,549,683)	-
Proceeds from issuance of common stock	52,722	113,800
Net cash provided by (used in) financing activities	547,414	(392,450)

NET (DECREASE) INCREASE IN CASH	(446,149)	3,377,497

CASH, beginning of period	11,082,679	7,705,182

CASH, end of period	$10,636,530	$11,082,679

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$225,584	$206,763
Income tax paid during the period, net of (refunds)	4,604,087	3,348,676